Exhibit 23.2

DELOITTE &

TOUCHE

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-8 of our report dated February 28, 2003, appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2002.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

August 25, 2003